Exhibit 16(d)
                                POWER OF ATTORNEY

      I, the undersigned and duly authorized Trustee of Quantitative Group of Funds (the "Fund"), hereby severally constitute and appoint Frederick S. Marius, Willard L. Umphrey, Leon Okurowski and Mark Goshko, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in the capacity indicated below, the Agreement and Plan of Reorganization and the Registration Statement (substantially in the form presented at the meeting of Trustees) on Form N-14 of Quantitative Group of Funds and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

      WITNESS my hand on behalf of the Fund this 9th day of December, 2002.


SIGNATURE:


/s/Joseph J. Caruso                            December 9, 2002
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Joseph J. Caruso, Trustee                      Date